Exhibit No. 15




November 6, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that Michael Baker Corporation (the Company) has included our report dated October 18, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Company's Form 10-Q to be filed on or about November 6, 1995. We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,

PRICE WATERHOUSE LLP
Pittsburgh, Pennsylvania